Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus of Nicolet Bankshares, Inc. of our report dated March 8, 2019, relating to the consolidated financial statements of Nicolet Bankshares, Inc., appearing in the Annual Report on Form 10-K of Nicolet Bankshares, Inc. for the year ended December 31, 2019. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia
May 4, 2020